Exhibit 10.2

              AGENT'S REPRESENTATION AGREEMENT


 THIS AGREEMENT ("Agreement") is made and effective on August 20, 2002 by and between CareDecision.net Incorporated ("Company") and CareDecision Corporation, a Nevada corporation and its agents, assigns, and affiliated organizations and entities ("Agent").

 NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

 1.  Definitions.
 As   used  herein,  the  following  terms  shall  have  the
 meanings set forth below:

   A. "Products" shall mean the following of Company's products to be sold or licensed by Agent:

          CareDecision.net  PDA  (and  its   various   sales
          marks),        CareDecision.net       DataStation,
          CareDecision.net Server/Concentrator.

   B. "Territory" shall mean the following described geographic area and/or particular accounts:

          Any  client,  medical services  entity,
          physician  or  pharmacy  in  the   United
          States that has or had a prior business relationship with Pharmacare, Inc., a wholly owned subsidiary of CVS, Inc.

 2.  Appointment.
 For valuable consideration, Company hereby appoints Agent as its exclusive sales, service and training representative for the Products in the Territory, and Agent hereby accepts such appointment. Agent's sole authority shall be to solicit orders, make sales presentations, attend trade shows, install products in Territory, train end-users in Territory for the Products in the Territory in accordance with the terms of this Agreement. Agent shall not have the authority to make any commitments whatsoever on behalf of Company, but shall be allowed to use the Company's name and carry business cards and stationary of the Company.

 A.   Exclusivity Compensation. Agent agrees to pay  Company
   10% of any sales revenues, services or training revenues received as compensation for Company's appointing Agent as exclusive Agent for the Products in the Territory.

 B. Compensation for PDA Design Changes. The PDA based product listed in Section 1(A) is complete, commercial ready and fully functional. However, the PDA based Product listed in Section 1(A) functions in a manner that allows Company to charge end users, or their sponsors, use fees according to a proprietary Internet e-commerce model. Agent agrees to pay, or cause Company to be paid, 10% of any revenues received as


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   compensation  for  Company's  agreement  to   alter   the
   functionality and workflow of the PDA based Product so that it/they may be sold or licensed in Agent's Territory.

 3.  General Duties.
 Agent shall use its best efforts to promote the Products, through introduction and referral, and then install, train, promote a Help Desk and promote other commercial activities in the Territory. Agent shall also provide reasonable assistance to Company in promotional activities in the Territory such as "positive reference" "site visit" and other activities of Company with respect to the Products. Agent shall also provide reasonable "after sale" support to Product purchasers in the effort to promote the goodwill of Company in the Territory. Agent shall report from time to time to Company concerning referral, introduction and reference activities. Agent will devote adequate time and effort to perform its obligations. Agent shall neither advertise the Products outside the Territory nor solicit sales from purchasers located outside the Territory.

 4.  Reserved Rights.
 Company reserves the right to solicit orders directly from and sell directly to any end-users or other retail buyers within the Territory, however all sales made within the Territory shall be the responsibility of Agent. Agent's task is to make Company aware of all potential
 "Pharmacare" end-users in the Territory including companies related to Pharmacare that could become potential sponsors, original equipment manufacturers, distributors, resellers, dealers, value-added resellers, telemarketing companies and retail distribution chains as well as potential end users.

 5.  Conflict of Interest.
 Agent warrants to Company that it does not currently represent or promote any lines or products that compete with the Products. During the term of this Agreement, Agent shall not represent, promote or otherwise try to sell within the Territory any lines or products that, in Company's judgment, compete with the Products covered by this Agreement. Agent shall provide Company with a list of the companies and products that it currently represents and shall notify Company in writing of any new companies and products at such time as its promotion of those new companies and products commence.

 6.  Independent Contractor.
 Agent is an independent entity, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise, or (iii) allow Agent to create or assume any obligation on behalf of
 Company for any purpose whatsoever. Agent is not an employee of Company and is not entitled to any employee benefits. Agent shall be responsible for paying all income taxes and other taxes charged to Agent on amounts
 earned  hereunder.   All  financial and  other  obligations
 associated   with   Agent's   business   are    the    sole
 responsibility of Agent.


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 7.  Indemnification.
 A. Indemnification by Agent. Agent shall indemnify and hold Company free and harmless from any and all claims, damages or lawsuits (including reasonable attorneys' fees) arising out of negligence or malfeasant acts of Agent, its employees or its agents.

 B. Indemnification by Company. Company shall indemnify and hold Agent free and harmless from any and all claims, damages or lawsuits (including reasonable attorneys' fees) arising out of defects in the Products caused by Company or failure of Company to provide any products to a customer that has properly ordered through Agent.

 8.  Compensation.
 Compensation shall apply to all sales agreements executed within the Territory provided they meet the criteria as defined herein, regardless of how those sales originated or were executed, and to sales that are executed outside of the Territory that are a direct result of leads from and/or efforts by the Agent.

 9.  Sale of the Products.
 A. Prices and Terms of Sale. Company shall provide Agent with copies of its current price lists, its delivery schedules, and its standard terms and conditions of sale, as established from time to time. All execution of documentation or agreements shall be the responsibility of Company. Each order shall be governed by the prices, delivery schedules, and terms and conditions in effect at the time the order is accepted, and all quotations made by Agent, if any, shall contain a statement to that effect.

 B. Quotations. Agent shall promptly furnish to Company copies of all quotations submitted to customers, if any.
 Each quotation shall accurately reflect the terms of this Agreement.

 C. Orders. All orders for the Products shall be in writing, and the originals shall be submitted to Company. Company shall promptly furnish to Agent informational copies of all commissionable orders obtained from customers in the Territory.

 D. Acceptance. All orders obtained from the Territory shall be subject to acceptance by Company at its principal office and all quotations by Agents, if any, shall contain a statement to that effect. Agent shall have no authority to make any acceptance or delivery commitments to customers. Company specifically reserves the right to reject any order or any part thereof for any reason.
 Company shall send copies to Agent of any written acceptances on commissionable orders.

 E. Credit Approval. Company shall have the sole right of credit approval or credit refusal for customers in all cases.

 F.   Invoices.  Company shall render all invoices  directly
 to   the   customers   and  shall  send   copies   of   all
 commissionable invoices to Agent.  Payments shall  be  made


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 directly to Company.

 G.   Collection.   Full responsibility for collection  from
 customers rests with Company, provided that Agent shall at Company's request assist in such collection efforts.

 H.   Inquiries  from  Outside the Territory.   Agent  shall
 promptly submit to Company, for Company's attention and handling, the originals of all inquiries received by Agent from customers outside the Territory.

 10.  Product Warranty and Product Availability.
 A. Product Warranty. Any warranty for the Products shall run directly from Company to the qualified end-user of the Products and pursuant to the warranty the qualified end-user shall return any allegedly defective Products to Company. Agent shall have no authority to accept any returned Products.

 B. Product Availability. Under no circumstances shall Company be responsible to Agent or anyone else for its failure  to  fill  accepted orders, or  for  its  delay  in
 filling  accepted  orders, when such  failure   is  due  to
 strike, accident, labor trouble, acts of nature, or any cause beyond Company's reasonable control.

 11.  Demonstration Units.
 Any sample or demonstration unit ("Demonstrator") of the Products provided by Company to Agent shall remain the property of Company. Agent shall have full responsibility of keeping each Demonstrator in proper operating condition during the entire time that the unit is in Agent's possession. Within ten (10) days of a written request from Company, Agent shall return each Demonstrator in good condition to Company, less reasonable wear and tear.

 12.  Additional Responsibilities of Agent.
      A. Forecasts. Agent shall, from time to time, provide Company with a ninety (90) day rolling forecast of orders showing each prospective sale by potential customer, Product model, intended close date, and probability.

      B. Expense of Doing Business. Agent shall bear the entire cost and expense of conducting its business in the Territory.

      C. Facilities. Agent shall provide itself with, and be solely responsible for, (i) such facilities, employees, and business organization, and (ii) such permits, licenses, and other forms of clearance from governmental or regulatory agencies, if any, as are necessary for the conduct of Agent's business operations in accordance with this Agreement.

      D. Promotion of the Products. Agent shall, promote the sale of and stimulate demand for the Products within the Territory by direct referral. In no event shall Agent make any representation, guarantee or warranty concerning the Products except as expressly authorized by Company.

      E.   Advising of Changes.  Agent shall promptly advise


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 Company   of   (i)   any   changes   in   Agent's   status,
 organization, personnel, and similar matters, (ii) any changes in the key personnel, organization, and status of any major customers of Company in the Territory, and (iii) any political, financial, legislative, industrial or other events in the Territory that could affect the mutual business interests of Agent and Company, whether harmful or beneficial.

      F. Books and Records. Agent shall maintain and make available to Company accurate books, records, and accounts relating to the business of Agent with respect to the
 Products. Agent shall also maintain a record of any customer complaints regarding either the Products or Company and immediately forward to Company the information regarding those complaints.

 13.  Additional Obligations of Company.
      A. Assistance in Promotion. Company shall, at its own expense, promptly provide Agent with marketing and technical information concerning the Products, brochures, instructional material, advertising literature, and other Product data.

    B. Assistance in Technical Problems. Company shall, at its own expense, assist customers of the Products in all ways deemed reasonable by Company in the solution of any technical problems relating to the functioning and use of the Products.

      C. New Developments. Company shall inform Agent of new product developments that are competitive with the Products and other market information and competitive information as discovered from time to time.


 14.  Trademarks and Tradenames.
      A. Use. During the term of this Agreement, Agent shall have the right to indicate to the public that it is an authorized Agent of Company's Products and to advertise (within the Territory) such Products under the trademarks, marks, and trade names that Company may adopt from time to time ("Company's Trademarks"). Nothing herein shall grant Agent any right, title, or interest in Company's Trademarks. At no time during or after the term of this Agreement shall Agent challenge or assist others to challenge Company's Trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of Company. Company indemnifies its Agent for all use of Company's Trademarks.

      B. Approval of Representations. All presentations of Company's Trademarks that Agent intends to use shall first be submitted to Company for approval (which shall not be unreasonably withheld) of design, color, and other details or shall be exact copies of those used by Company.

 15.  Term and Termination.
      A. Term. This Agreement shall commence on June 20, 2002 and continue for 24 months, unless terminated earlier as provided herein. Thereafter, this Agreement shall continue until terminated upon at least thirty (30) days


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 notice by either party.

      B. Termination for Cause. If either party defaults in the performance of any material obligation in this Agreement, then the non-defaulting party may give written notice to the defaulting party and if the default is not cured within ten (10) days following such notice, the Agreement will be terminated.

      C. Termination for Insolvency. This Agreement shall terminate, without notice, (i) upon the institution by or against Agent of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of Agent's debts, (ii) upon Agent's making an assignment for the benefit of creditors, or (iii) upon initiation of dissolution proceedings of the Agent.

      D. Return of Materials. All of Company's trademarks, trade names, patents, copyrights, designs, drawings, formulas or other data, photographs, demonstrators, literature, and sales aids of every kind shall remain the property of Company. Within fifteen (15) days after the termination of this Agreement, Agent shall return all such items to company at Agent's expense. Agent shall not make or retain any copies of any confidential items or information that may have been entrusted to it. Effective upon the termination of this Agreement, Agent shall cease to use all trademarks, marks and trade name of Company.

 16.  Limitation on Liability.
 In the event of termination by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other, because of the termination for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, investments, leases or commitments in connection with the business or goodwill of Company or Agent. Company's sole liability under the terms of this Agreement shall be for any unpaid commissions under Section 8 and Section 15.

 17.  Confidentiality.
 Agent acknowledges that by reason of its relationship to Company hereunder it will have access to certain information and materials concerning Company's business plans, customers, technology, and products that is confidential and of substantial value to Company, which value would be impaired if such information were disclosed to third parties. Agent agrees that it shall not use in any way for its own account or the account of any third party, nor disclose to any third party, any such confidential information revealed to it by Company. Company shall advise Agent whether or not it considers any particular information or materials to be confidential. Agent shall not publish any technical description of the Products beyond the description published by Company. In the event of termination of this Agreement, there shall be no use or disclosure by Agent of any confidential information of Company, and Agent shall not manufacture or have manufactured any devices, components or assemblies utilizing Company's patents, inventions, copyrights, know-how or trade secrets.


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 18.  Governing Law and Jurisdiction.
 This   Agreement  shall  be  governed  by   and   construed
 according to the laws of the State of California.

 19.  Entire Agreement.
 This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes any prior discussions or agreements between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the party to be charged.

 20.  Notices.
 Any  notices required or permitted by this Agreement  shall
 be   deemed  given  if  sent  by  certified  mail,  postage
 prepaid,   return  receipt  requested  or   by   recognized
 overnight delivery service:

   If to Company:

         Keith M. Berman, President
         CareDecision.net, Inc.
         2899 Agoura Road  #330
         Westlake Village, CA  91361

   If to Agent:

         CareDecision Corp.
         Attn.: Robert Cox
         2 Penn Plaza, 15th Floor, Ste. 1500-53
         New York, NY 10121

 21.  Non-Assignability and Binding Effect.
 A mutually agreed consideration for Company's entering into this Agreement is the reputation, business standing, and goodwill already honored and enjoyed by Agent under its present ownership, and, accordingly, Agent agrees that its rights and obligations under this Agreement may not be transferred or assigned directly or indirectly. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

 22.  Severability.
 If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions shall nevertheless remain in full force and effect.

 23.  Legal Expenses.
 The prevailing party in any legal action brought by one party against the other and arising out of this Agreement shall be entitled, in addition to any other rights and


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 remedies  it  may have, to reimbursement for its  expenses, including court costs and reasonable attorneys' fees.

 24.  Headings.
 Headings   used   in  this  Agreement  are   provided   for
 convenience only and shall not be used to construe meaning or intent.

 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



 CareDecision.net, Inc.                     CareDecision Corp.


 /s/ Keith Berman                           /s/ Robert Cox
 -----------------------                    ------------------
 Keith Berman, President                    Robert Cox, CEO


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